CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for New Paradigm Productions, Inc., of our report dated February 29, 2000, relating to the December 31, 1999 financial statements of New Paradigm Productions, Inc. , which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
July 03, 2000